CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Horizon Minerals Corp (the "Company") on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yan Ming Lui, acting in the capacity as the Principal Executive Officer, and Claudio Ferrer, acting in the capacity as Principal Financial Officer, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Yan Ming Lui

     Yan Ming Lui

     Chief Executive Officer

     August 14, 2013

/s/ Claudio Ferrer

     Claudio Ferrer

     Chief Financial Officer

     August 14, 2013